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                                                                  EXHIBIT 25


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM T-1

       STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

          CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE
                          PURSUANT TO SECTION 305(b)(2)


                            FIRST UNION NATIONAL BANK
                                (Name of Trustee)


                                   22-1147033
                      (I.R.S. Employer Identification No.)


                 102 PENNSYLVANIA AVENUE, AVONDALE, PENNSYLVANIA
                    (Address of Principal Executive Offices)


                                      19311
                                   (Zip Code)


                               PECO ENERGY COMPANY
           (Exact name of registrants as specified in their charters)


                                  PENNSYLVANIA
                            (State of Incorporation)


                                   23-0970240
                      (I.R.S. Employer Identification No.)


                        P.O. BOX 8699, 2301 MARKET STREET
                             PHILADELPHIA, PA. 19101
                                 (215-841-4000)
                    (Address of Principal Executive Offices)


             % DEFERRABLE INTEREST SUBORDINATED DEBENTURES, SERIES C
                         (Title of Indenture Securities)
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1.       General information.

         Furnish the following information as to the trustee:

         (a) Name and address of each examining or supervisory authority to which it is subject:

                  Comptroller of the Currency
                  United States Department of the Treasury
                  Washington, D.C.  20219

                  Federal Reserve Bank (3rd District)
                  Philadelphia, Pennsylvania  19106

                  Federal Deposit Insurance Corporation
                  Washington, D.C.  20429

         (b)      Whether it is authorized to exercise corporate trust powers.

                  The trustee is authorized to execise corporate trust powers.


2.       Affiliations with obligor.

         If the obligor is an affiliate of the trustee, describe each such affiliation.

         The obligor is not an affiliate of the trustee (or any of its affiliates).


3.       Voting securities of the trustee.

         Furnish the following information as to each class of voting securities of the trustee:

         Not applicable - see answer to item 13.


4.       Trusteeships under other indentures.

         If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, furnish the following information:

         Not applicable - see answer to item 13.


5. Interlocking directorates and similar relationships with the obligor or underwriters.

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         If the trustee or any of the directors or executive officers of the trustee is a director, officer, partner, employee, appointee, or representative of the obligor or of any underwriter for the obligor, identify each such person having any such connection and state the nature of each such connection.

         Not applicable - see answer to item 13.

6. Voting securities of the trustee owned by the obligor or its officials.

         Furnish the following information as to the voting securities of the trustee owned beneficially by the obligor and each director, partner, and executive officer of the obligor:

         Not applicable - see answer to item 13.

7. Voting securities of the trustee owned by underwriters or their officials.

         Furnish the following information as to the voting securities of the trustee owned beneficially by each underwriter for the obligor and each director, partner, and executive officer of each such underwriter:

         Not applicable - see answer to item 13.

8.       Securities of the obligor owned or held by the trustee.

         Furnish the following information as to securities of the obligor owned beneficially or held as collateral security for obligations in default by the trustee:

         Not applicable - see answer to item 13.

9.       Securities of underwriters owned or held by the trustee.

         If the trustee owns beneficially or holds as collateral security for obligations in default any securities of an underwriter for the obligor, furnish the following information as to each class of securities of such underwriter any of which are so owned or held by the trustee:

         Not applicable - see answer to item 13.

10. Ownership or holdings by the trustee of voting securities of certain affiliates or security holders of the obligor.

         If the trustee owns beneficially or holds as collateral security for obligations in default voting securities of a person who, to the knowledge of the trustee (1) owns 10 percent or more of the voting stock of the obligor or
(2) is an affiliate, other than a subsidiary, of the obligor, furnish the following information as to the voting securities of such person:

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         Not applicable - see answer to item 13.


11. Ownership or holdings by the trustee of any securities of a person owning 50 percent or more of the voting securities of the obligor.

         If the trustee owns beneficially or holds as collateral security for obligations in default any securities of a person who, to the knowledge of the trustee, owns 50 percent or more of the voting securities of the obligor, furnish the following information as to each class of securities of such person any of which are so owned or held by the trustee:

         Not applicable - see answer to item 13.


12.      Indebtedness of the obligor to the trustee.

         Except as noted in the instructions, if the obligor is indebted to the trustee, furnish the following information:

         Not applicable - see answer to item 13.


13.      Defaults by the obligor.

         (a) State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.

         There is not nor has there been a default with respect to the securities under this indenture. (See Note on page 6.)

         (b) If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

         There has not been a default under another indenture under which any other securities or certificates of interest or participation in any other securities of the Obligor are outstanding and there has not been a default under any outstanding securities under this indenture.
         (See Note on page 6.)

14.      Affiliations with the underwriters.

         If any underwriter is an affiliate of the trustee, describe each such affiliation.

         Not applicable - see answer to item 13.

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15.      Foreign trustee.

         Identify the order or rule pursuant to which the trustee is authorized to act as sole trustee under indentures qualified or to be qualified under the Act.

         Not applicable - trustee is a national banking association organized under the laws of the United States.


16.      List of Exhibits.

         List below all exhibits filed as part of this statement of eligibility.

     1.           Copy of Articles of Association of the trustee as now in
----              effect.**

     2.           Copy of the Certificate of the Comptroller of the Currency
---- dated January 11, 1994, evidencing the authority of the trustee to transact business.*

     3.           Copy of the authorization of the trustee to exercise fiduciary
----              powers.*

     4.           Copy of existing by-laws of the trustee.**
----
     5.           Copy of each indenture referred to in Item 4, if the obligor
----              is in default, not applicable.

  X  6.           Consent of the trustee required by Section 321(b) of the Act.
----

     7.           Copy of report of condition of the trustee at the close of
---- business on March 31, 1997, published pursuant to the requirements of its supervising authority.**

     8.           Copy of any order pursuant to which the foreign trustee is
---- authorized to act as sole trustee under indentures qualified or to be qualified under the Act, not applicable.


     9.           Consent to service of process required of foreign trustees
----              pursuant to Rule 10a-4 under the Act, not applicable.

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*Previously filed with the Securities and Exchange Commission on February 11,
1994 as an exhibit to Form T-1 in connection with Registration Statement No. 22-73340 and ** previously filed with the the Securities and Exchange Commission on May 5, 1997 as an exhibit to Form T-1 in connection with Registration Statement No. 333-23791 and incorporated herein by reference.

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                                      NOTE

         Inasmuch as this Form T-1 is filed prior to the ascertainment by the Trustee of all facts on which to base responsive answers to Items 5, 6, 7, 8, 9, 10, 11, 13, and 14, the answers to said Items are based on incomplete information.

         Items 5, 6, 7, 8, 9, 10, 11, 13, and 14 may, however, be considered correct unless amended by an amendment to this Form T-1.

         In answering any items in this Statement of Eligibility that related to matters peculiarly within the knowledge of the Obligor, or its directors or officers, or an Underwriter for the Obligor (Items 5, 6, 7, 8, 9, 10, 11, and 13 particularly), the Trustee has relied upon information furnished to it by the Obligor and such Underwriter and the Trustee disclaims responsibility for the accuracy or completeness of such information.




                                    SIGNATURE

         Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, First Union National Bank, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Philadelphia and Commonwealth of Pennsylvania, on the 22th day of May, 1997.



                                         FIRST UNION NATIONAL BANK



                                          By: /s/ George J. Rayzis
                                              ----------------------------
                                              George J. Rayzis
                                              Vice President




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                            CONSENT OF TRUSTEE



        Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, and in connection with the proposed issue of PECO Energy Company we hereby consent that reports of examinations by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.





                                   FIRST UNION NATIONAL BANK


                                   By: /s/ George J. Rayzis
                                      --------------------------
                                       George J. Rayzis
                                       Vice President

Philadelphia, PA
May 22, 1997